UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.

                        Date of Report: November 28, 2006

                    Global 1 Investment Holdings Corporation.
              Exact name of registrant as specified in its Charter)

             GEORGIA                 333-108534             20-0097368
      (State of Incorporation) (Commission file number) (IRS Employer ID #)

                           233 Peachtree St., Ste 1225
                                Atlanta, GA 30303
               (Address of principal executive office) (Zip Code)

                  Registrant's telephone number: (404) 255-0400

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 8.01. OTHER EVENTS:

Press Release of November 28, 2006 announcing Dividend Structure and Business Plan for Reg. E Funds.




                                    SIGNATURE

                 Pursuant to the requirements of the Securities
           Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

Global 1 Investment Holdings Corporation
/s/ Barry K. Thomas
--------------------------------
Barry K. Thomas, Chief Executive Officer